UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	March 30, 2005

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On March 31, 2005, Berkshire Income Realty, Inc. (the “Registrant”) terminated an agreement of sale (the “Agreement”) to purchase 100% of the outstanding interests of Owings Manor Investors, L.L.C., the fee simple owner of Owings Manor Apartments, a 791 unit multifamily apartment community located in Reisterstown, Maryland, from Owings Manor Realty, L.L.C. and GMAC Commercial Realty Partners, L.P. (collectively the “Sellers”). The Sellers were unaffiliated third parties. The purchase price was $67,235,000, and was subject to normal operating apportionments as provided for in the Agreement.

The Agreement contained a Buyer’s Right of Termination, due to expire on March 31, 2005, which provided the Registrant the option to terminate the agreement in its sole discretion. The Registrant determined that it was not in the best interests of the Registrant and its shareholders to consummate the transactions contemplated by the Agreement and terminated the Agreement in accordance with its terms. The Agreement, which did not provide for termination penalties, terminated immediately except with respect to the Registrant’s ongoing obligation to indemnify, defend and hold harmless the Sellers from and against any and all claims and or liabilities arising out of the Registrant's entry onto the property upon exercise of its right of inspection during the Inspection Period (as defined in the Agreement).

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 30, 2005, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P. (“BIR-OP”), through a newly formed and wholly owned subsidiary, BIR Westchase Limited Partnership, consummated the acquisition of 100% of the fee simple interest of Antilles Apartment Homes, a 324 unit multifamily apartment community located in Houston, Texas, from Trivest Westpark L.P., an unaffiliated third party.

The purchase price, paid from available cash, was $9,900,000 and was subject to normal operating pro rations and adjustments as provided for in the contract of sale. The Company will operate the property under the name Berkshires at Westchase Apartments (“Westchase”).

Upon review of the requirements of Rules 3-05 and 3-14 of Regulation S-X promulgated by the SEC and Item 9.01 of Form 8-K, the Registrant has determined that financial statements for the property acquired and the pro forma financial information of the Registrant reflecting the property purchased are not required to be filed as the acquisition of Westchase is not deemed “significant” by the Registrant.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The Registrant has determined that the financial statements for the property purchased are not required to be filed, as the acquisition of Westchase is not deemed “significant” by the Registrant.

(b)	Pro Forma Financial Information

The Registrant has determined that the pro forma financial information of the Registrant reflecting the property purchased is not required to be filed as the acquisition of Westchase is not deemed “significant” by the Registrant.

(c)	Exhibits.

Exhibit 10.1	Agreement of Sale by and between Owings Manor Realty, L.L.C. and GMAC Commercial Realty Partners, L.P., Seller, and Berkshire Income Realty, Inc., Buyer, dated March 16, 2005. *
Exhibit 10.2	Letter, dated March 31, 2005, from Berkshire Income Realty, Inc. to Owings Manor Investors, L.L.C.
Exhibit 10.3	Contract of Sale between Trivest Westpark L.P., as seller, and Berkshire Income Realty, Inc., as buyer, dated February 24, 2005. **
Exhibit 10.4	Reinstatement and First Amendment to Contract of Sale dated March 18, 2005. ***
* Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 22, 2005.

** Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and

Exchange Commission on March 2, 2005.

*** Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and

Exchange Commission on March 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: April 5, 2005	/s/ David C. Quade
Name: David C. Quade
Title: President and Chief Financial Officer